Exhibit 99.1

April 22, 2015
MEDIA & INVESTOR CONTACT
Heather Worley, 214.932.6646
heather.worley@texascapitalbank.com

TEXAS CAPITAL BANCSHARES, INC. ANNOUNCES OPERATING RESULTS FOR Q1 2015

DALLAS - April 22, 2015 - Texas Capital Bancshares, Inc. (NASDAQ: TCBI), the parent company of Texas Capital Bank, announced earnings and operating results for the first quarter of 2015.

“Our strong start in 2015 is highlighted with outstanding loan and deposit growth, and related earnings,” said Keith Cargill, CEO. “We experienced solid growth in core loans held for investment during the quarter and benefitted from the increase in refinancing activity in our mortgage finance business. The growth in demand and total deposits was exceptional and reflects continued success in our strategy to extend the duration of our low-cost funding. We are encouraged about prospects for the remainder of the year as we work to leverage our talent and capital to produce improving returns for our stockholders.”

•	Loans held for investment, excluding mortgage finance, increased 6% and total loans increased 13% on a linked quarter basis, growing 21% and 39%, respectively, from the first quarter of 2014.

•	Mortgage finance loans increased 32% on a linked quarter basis and 101% from the first quarter of 2014.

•	Demand deposits increased 21% and total deposits increased 11% on a linked quarter basis, growing 75% and 45%, respectively, from the first quarter of 2014.

•	Net income decreased 7% on a linked quarter basis and increased 24% from the first quarter of 2014.
EPS decreased 10% on a linked quarter basis, and increased 17% from the first quarter of 2014.

FINANCIAL SUMMARY
(dollars and shares in thousands)

	Q1 2015	Q1 2014	% Change
QUARTERLY OPERATING RESULTS
Net income	$35,050	$28,265	24%
Net income available to common stockholders	$32,612	$25,827	26%
Diluted EPS	$0.70	$0.60	17%
ROA	0.84%	1.01%
ROE	9.82%	10.2%
Diluted shares	46,368	43,220

BALANCE SHEET
Total assets	$17,325,458	$12,147,070	43%
Demand deposits	6,050,817	3,451,294	75%
Total deposits	14,122,306	9,729,128	45%
Loans held for investment	10,760,978	8,928,325	21%
Loans held for investment, mortgage finance	5,408,750	2,688,044	101%
Total loans	16,169,728	11,616,369	39%
Stockholders’ equity	1,517,958	1,230,131	23%

DETAILED FINANCIALS
Texas Capital Bancshares, Inc. reported net income of $35.1 million and net income available to common stockholders of $32.6 million for the quarter ended March 31, 2015 compared to net income of $28.3 million and net income available to common stockholders of $25.8 million for the same period in 2014. On a fully diluted basis, earnings per common share were $.70 for the three months ended March 31, 2015 compared to $.60 for the first quarter of 2014 and $.78 for the fourth quarter of 2014. The sale of 2.5 million shares of common stock in the fourth quarter of 2014 increased diluted shares outstanding, contributing to the linked quarter decrease.

Return on average common equity (“ROE”) was 9.82 percent and return on average assets (“ROA”) was .84 percent for the first quarter of 2015, compared to 10.20 percent and 1.01 percent, respectively, for the first quarter of 2014. The ROE decrease resulted from the 8.4% increase in average common equity, reflecting the first full quarter impact of the common stock offering completed in the fourth quarter of 2014. The ROA decrease resulted from a combination of reduced yields on loans and a $1.9 billion increase in average liquidity assets, which include Federal funds sold and deposits in other banks, from the first quarter of 2014 to the first quarter of 2015.

Net interest income was $130.0 million for the first quarter of 2015, compared to $108.3 million in the first quarter of 2014 and $127.6 million for the fourth quarter of 2014. The net interest margin in the first quarter of 2015 was 3.22 percent, a 77 basis point decrease from the first quarter of 2014 and a 34 basis point decrease from the fourth quarter of 2014. The quarterly and year-over-year decreases in net interest margin are due primarily to a substantial increase in liquidity assets, as well as the growth in loans with lower average yields. The cost of total deposits and borrowed funds was 17 basis points for the first quarter of 2015, consistent with the first quarter of 2014.

Average loans, excluding mortgage finance loans, for the first quarter of 2015 were $10.5 billion, an increase of $1.8 billion, or 20 percent, from the first quarter of 2014, and an increase of $580.8 million, or 6 percent, from the fourth quarter of 2014. Average mortgage finance loans for the first quarter of 2015 were $3.7 billion, an increase of $1.7 billion, or 85 percent, from the first quarter of 2014 and an increase of $275.2 million, or 8 percent, from the fourth quarter of 2014.

Average total deposits for the first quarter of 2015 increased $4.2 billion from the first quarter of 2014 and increased $1.2 billion from the fourth quarter of 2014. Average demand deposits for the first quarter of 2015 increased $2.2 billion, or 65 percent, to $5.6 billion from $3.4 billion during the first quarter of 2014 and increased $544.2 million, or 11 percent, from the fourth quarter of 2014.

We recorded an $11.0 million provision for credit losses in the first quarter of 2015 compared to $5.0 million in the first quarter of 2014 and $6.5 million in the fourth quarter of 2014. The provision for the first quarter of 2015 was driven by the application of our methodology. The increase was primarily related to the growth in traditional loans held for investment and the anticipated downgrades in energy credits. The combined reserve at March 31, 2015 increased to 1.08 percent of loans excluding mortgage finance loans due to continuing loan growth, as compared to 1.07 percent at March 31, 2014 and 1.06 percent at December 31, 2014. In management’s opinion, the reserve is appropriate and is derived from consistent application of the methodology for establishing the adequacy of reserves for Texas Capital Bank’s loan portfolio. We experienced an increase in non-performing asset totals in the first quarter of 2015, bringing the ratio of total non-performing assets to total loans plus other real estate owned (“OREO”) to .43 percent compared to .39 percent in the first quarter of 2014 and .31 percent in the fourth quarter of 2014. Net charge-offs for the first quarter of 2015 were $3.1 million compared to net charge-offs of $2.1 million in the first quarter of 2014 and net charge-offs of $1.1 million in the fourth quarter of 2014. For the first quarter of 2015, net charge-offs were .09 percent of total loans, compared to .08 percent for the same period in 2014. At March 31, 2015, non-performing assets included OREO of $605,000 compared to $2.4 million as of March 31, 2014 and $568,000 as of December 31, 2014.

Non-interest income increased $1.9 million, or 18 percent, during the first quarter of 2015 compared to the same period of 2014. Service charges, brokered loan fees and swap fees increased $398,000, $1.4 million and $762,000, respectively, during the first quarter of 2015 compared to the same period of 2014. The increase in brokered loan fees was a result of an increase in mortgage finance volumes. Swap fees fluctuate from quarter to quarter based on the number and volume of transactions closed during the quarter. Offsetting these increases was a $550,000 decrease in other non-interest income during the first quarter of 2015 compared to the same period of 2014.

Non-interest expense for the first quarter of 2015 increased $7.2 million, or 10 percent, to $76.5 million from $69.3 million in the first quarter of 2014. The increase is primarily related to a $3.8 million increase in salaries and employee benefits expense, a $923,000 increase in net occupancy expense, a $459,000 increase in marketing expense, a $1.2 million increase in communications and technology expense and a $1.2 million increase in other non-interest expense, all of which were due to general business growth. FDIC insurance assessment expense for the first quarter of 2015 increased $1.1 million compared to the same quarter in 2014 as a result of the increase in total assets from March 31, 2014 to March 31, 2015. Partially offsetting these increases was a $1.4 million decrease in legal and professional expense during the first quarter of 2015.

Stockholders’ equity increased by 23 percent from $1.2 billion at March 31, 2014 to $1.5 billion at March 31, 2015, primarily due to the offering of 2.5 million common shares for net proceeds of $149.6 million in the fourth quarter of 2014 and retention of net income. Texas Capital Bank is well capitalized under regulatory guidelines and at March 31, 2015, our ratio of tangible common equity to total tangible assets was 7.8 percent.

ABOUT TEXAS CAPITAL BANCSHARES, INC.
Texas Capital Bancshares, Inc. (NASDAQ®: TCBI), a member of the Russell 2000® Index and the S&P SmallCap 600®, is the parent company of Texas Capital Bank, a commercial bank that delivers highly personalized financial services to businesses and entrepreneurs. Headquartered in Dallas, the bank has full-service locations in Austin, Dallas, Fort Worth, Houston and San Antonio.

This news release may be deemed to include forward-looking statements which are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “intend” and similar expressions. The information contained in this release speaks only as of its date. We are under no obligation, and expressly disclaim such obligation, to update, alter or revise our forward-looking statements, whether as a result of new information, future events, or otherwise. A number of factors, many of which are beyond our control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  These risks and uncertainties include, but are not limited to, deterioration of the credit quality of our loan portfolio, the effects of recent declines in oil and gas prices on our customers, increased defaults and loan losses, the risk of adverse impacts from general economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes.  These and other factors that could cause results to differ materially from those described in the forward-looking statements can be found in our Annual Report on Form 10-K and in other filings we make with the Securities and Exchange Commission.

TEXAS CAPITAL BANCSHARES, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(Dollars in thousands except per share data)
	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	2015	2014	2014	2014	2014
CONSOLIDATED STATEMENTS OF INCOME
Interest income	$140,908	$137,833	$135,290	$124,813	$116,611
Interest expense	10,899	10,251	9,629	9,406	8,296
Net interest income	130,009	127,582	125,661	115,407	108,315
Provision for credit losses	11,000	6,500	6,500	4,000	5,000
Net interest income after provision for credit losses	119,009	121,082	119,161	111,407	103,315
Non-interest income	12,267	11,226	10,396	10,533	10,356
Non-interest expense	76,517	74,117	71,915	69,765	69,317
Income before income taxes	54,759	58,191	57,642	52,175	44,354
Income tax expense	19,709	20,357	20,810	18,754	16,089
Net income	35,050	37,834	36,832	33,421	28,265
Preferred stock dividends	2,438	2,437	2,438	2,437	2,438
Net income available to common stockholders	$32,612	$35,397	$34,394	$30,984	$25,827

Diluted EPS	$.70	$.78	$.78	$.71	$.60
Diluted shares	46,367,870	45,092,511	43,849,838	43,845,015	43,219,961

CONSOLIDATED BALANCE SHEET DATA
Total assets	$17,325,458	$15,899,946	$14,268,561	$13,534,352	$12,147,070
Loans held for investment	10,760,978	10,154,887	9,686,422	9,153,005	8,928,325
Loans held for investment, mortgage finance	5,408,750	4,102,125	3,774,467	3,700,253	2,688,044
Securities	37,649	41,719	43,938	49,330	52,960
Demand deposits	6,050,817	5,011,619	4,722,479	4,181,774	3,451,294
Total deposits	14,122,306	12,673,300	11,715,808	10,757,316	9,729,128
Other borrowings	1,125,458	1,192,681	735,689	1,000,548	678,026
Subordinated notes	286,000	286,000	286,000	286,000	286,000
Long-term debt	113,406	113,406	113,406	113,406	113,406
Stockholders’ equity	1,517,958	1,484,190	1,297,922	1,262,816	1,230,131

End of period shares outstanding	45,772,245	45,735,007	43,179,134	43,105,444	42,958,803
Book value	$29.89	$29.14	$26.59	$25.82	$25.14
Tangible book value(1)	$29.44	$28.69	$26.1	$25.33	$24.65

SELECTED FINANCIAL RATIOS
Net interest margin	3.22%	3.56%	3.77%	3.87%	3.99%
Return on average assets	0.84%	1.03%	1.07%	1.08%	1.01%
Return on average common equity	9.82%	11.41%	12.11%	11.38%	10.2%
Non-interest income to earning assets	0.30%	0.31%	0.31%	0.35%	0.38%
Efficiency ratio(2)	53.8%	53.4%	52.9%	55.4%	58.4%
Non-interest expense to earning assets	1.89%	2.07%	2.16%	2.34%	2.55%
Tangible common equity to total tangible assets(4)	7.8%	8.3%	7.9%	8.1%	8.7%

(1)	Stockholders’ equity excluding preferred stock, less goodwill and intangibles, divided by shares outstanding at period end.

(2)	Non-interest expense divided by the sum of net interest income and non-interest income.

(3)
Stockholders’ equity excluding preferred stock and accumulated other comprehensive income less goodwill and intangibles divided by total assets less accumulated other comprehensive income and goodwill and intangibles.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)
	March 31, 2015	March 31, 2014	% Change
Assets
Cash and due from banks	$99,602	$111,594	(11)%
Interest-bearing deposits	734,945	146,205	403%
Securities, available-for-sale	37,649	52,960	(29)%
Loans held for investment, mortgage finance	5,408,750	2,688,044	101%
Loans held for investment (net of unearned income)	10,760,978	8,928,325	21%
Less: Allowance for loan losses	108,078	90,234	20%
Loans held for investment, net	16,061,650	11,526,135	39%
Premises and equipment, net	16,037	11,767	36%
Accrued interest receivable and other assets	355,163	277,294	28%
Goodwill and intangibles, net	20,412	21,115	(3)%
Total assets	$17,325,458	$12,147,070	43%

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest bearing	$6,050,817	$3,451,294	75%
Interest bearing	7,816,310	5,886,363	33%
Interest bearing in foreign branches	255,179	391,471	(35)%
Total deposits	14,122,306	9,729,128	45%

Accrued interest payable	2,545	2,304	10%
Other liabilities	157,785	108,075	47%
Federal funds purchased and repurchase agreements	125,458	143,573	(13)%
Other borrowings	1,000,000	534,453	87%
Subordinated notes	286,000	286,000	—
Trust preferred subordinated debentures	113,406	113,406	—
Total liabilities	15,807,500	10,916,939	45%

Stockholders’ equity:
Preferred stock, $.01 par value, $1,000 liquidation value:
Authorized shares - 10,000,000
Issued shares - 6,000,000 shares issued at March 31, 2015 and 2014	150,000	150,000	−
Common stock, $.01 par value:
Authorized shares - 100,000,000
Issued shares - 45,772,662 and 42,959,220 at March 31, 2015 and 2014, respectively	457	430	6%
Additional paid-in capital	710,943	556,247	28%
Retained earnings	655,326	521,939	26%
Treasury stock (shares at cost: 417 at March 31, 2015 and 2014)	(8)	(8)	—
Accumulated other comprehensive income, net of taxes	1,240	1,523	(19)%
Total stockholders’ equity	1,517,958	1,230,131	23%
Total liabilities and stockholders’ equity	$17,325,458	$12,147,070	43%

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands except per share data)
	Three Months Ended March 31
	2015	2014
Interest income
Interest and fees on loans	$139,174	$115,872
Securities	358	540
Federal funds sold	116	40
Deposits in other banks	1,260	159
Total interest income	140,908	116,611
Interest expense
Deposits	5,628	4,030
Federal funds purchased	68	95
Repurchase agreements	4	4
Other borrowings	390	72
Subordinated notes	4,191	3,479
Trust preferred subordinated debentures	618	616
Total interest expense	10,899	8,296
Net interest income	130,009	108,315
Provision for credit losses	11,000	5,000
Net interest income after provision for credit losses	119,009	103,315
Non-interest income
Service charges on deposit accounts	2,094	1,696
Trust fee income	1,200	1,282
Bank owned life insurance (BOLI) income	484	509
Brokered loan fees	4,232	2,824
Swap fees	1,986	1,224
Other	2,271	2,821
Total non-interest income	12,267	10,356
Non-interest expense
Salaries and employee benefits	45,828	42,056
Net occupancy expense	5,691	4,768
Marketing	4,218	3,759
Legal and professional	4,048	5,402
Communications and technology	5,078	3,924
FDIC insurance assessment	3,790	2,725
Allowance and other carrying costs for OREO	9	45
Other	7,855	6,638
Total non-interest expense	76,517	69,317
Income before income taxes	54,759	44,354
Income tax expense	19,709	16,089
Net income	35,050	28,265
Preferred stock dividends	2,438	2,438
Net income available to common stockholders	$32,612	$25,827

Basic earnings per common share:	$0.71	$0.61
Diluted earnings per common share:	$0.70	$0.60

TEXAS CAPITAL BANCSHARES, INC.
SUMMARY OF LOAN LOSS EXPERIENCE
(Dollars in thousands)
	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	2015	2014	2014	2014	2014
Reserve for loan losses:
Beginning balance	$100,954	$96,322	$91,114	$90,234	$87,604
Loans charged-off:
Commercial	3,102	1,285	992	5,190	2,336
Real estate	346	—	—	246	50
Consumer	62	165	—	40	61
Leases	3,510	1,450	992	5,476	2,447
Total loans charged-off
Recoveries:	286	190	329	2,033	210
Commercial	8	34	2	35	8
Real estate	83	—	—	—	—
Consumer	4	96	35	6	25
Leases	8	2	31	925	124
Total recoveries	389	322	397	2,999	367
Net charge-offs	3,121	1,128	595	2,477	2,080
Provision for loan losses	10,245	5,760	5,803	3,357	4,710
Ending balance	$108,078	$100,954	$96,322	$91,114	$90,234

Reserve for off-balance sheet credit losses:
Beginning balance	$7,060	$6,320	$5,623	$4,980	$4,690
Provision for off-balance sheet credit losses	755	740	697	643	290
Ending balance	$7,815	$7,060	$6,320	$5,623	$4,980

Total reserves for credit losses	$115,893	$108,014	$102,642	$96,737	$95,214

Total provision for credit losses	$11,000	$6,500	$6,500	$4,000	$5,000

Reserve to loans	0.67%	0.71%	0.72%	0.71%	0.78%
Reserve to loans excluding mortgage finance loans(2)	1.00%	0.99%	0.99%	1.00%	1.01%
Reserve to average loans	0.76%	0.75%	0.75%	0.77%	0.84%
Reserve to average loans excluding mortgage finance loans(2)	1.03%	1.02%	1.02%	1.01%	1.04%
Net charge-offs to average loans(1)	0.09%	0.03%	0.02%	0.08%	0.08%
Net charge-offs to average loans excluding mortgage finance loans(1)(2)	0.12%	0.05%	0.03%	0.11%	0.10%
Net charge-offs to average loans for last twelve months(1)	0.06%	0.05%	0.05%	0.06%	0.06%
Net charge-offs to average loans, excluding mortgage finance loans, for last twelve months(1)(2)	0.08%	0.07%	0.07%	0.07%	0.07%
Total provision for credit losses to average loans(1)	0.31%	0.19%	0.20%	0.14%	0.19%
Total provision for credit losses to average loans excluding mortgage finance loans(1)(2)	0.42%	0.26%	0.27%	0.18%	0.23%
Combined reserves for credit losses to loans	0.72%	0.76%	0.76%	0.75%	0.82%
Combined reserves for credit losses to loans, excluding mortgage finance loans(2)	1.08%	1.06%	1.06%	1.06%	1.07%

Non-performing assets (NPAs):
Non-accrual loans	$68,307	$43,304	$37,733	$41,565	$43,213
Other real estate owned (OREO)	605	568	617	685	2,420
Total	$68,912	$43,872	$38,350	$42,250	$45,633

	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	2015	2014	2014	2014	2014

Non-accrual loans to loans	0.42%	0.30%	0.28%	0.32%	0.37%
Non-accrual loans to loans excluding mortgage finance loans(2)	0.63%	0.43%	0.39%	0.45%	0.48%
Total NPAs to loans plus OREO	0.43%	0.31%	0.28%	0.33%	0.39%
Total NPAs to loans excluding mortgage finance loans plus OREO(2)	0.64%	0.43%	0.40%	0.46%	0.51%
Total NPAs to earning assets	0.41%	0.28%	0.28%	0.32%	0.39%
Reserve for loan losses to non-accrual loans	1.6x	2.3x	2.6x	2.2x	2.1x

Restructured loans	$319	$1,806	$1,853	$249	$2,825
Loans past due 90 days and still accruing(3)	$2,971	$5,274	$6,102	$4,793	$7,869

Loans past due 90 days to loans	0.02%	0.04%	0.05%	0.04%	0.07%
Loans past due 90 days to loans excluding mortgage finance loans(2)	0.03%	0.05%	0.06%	0.05%	0.09%

(1)	Interim period ratios are annualized.

(2)
The indicated ratios are presented with and excluding the mortgage finance loans because the risk profile of our mortgage finance loans is different than our other loans held for investment. No provision for credit losses is allocated to these loans based on the internal risk grade assigned.

(3)
At March 31, 2015, loans past due 90 days and still accruing includes premium finance loans of $2.8 million. These loans are primarily secured by obligations of insurance carriers to refund premiums on cancelled insurance policies. The refund of premiums from the insurance carriers can take 180 days or longer from the cancellation date.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands)

	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	2015	2014	2014	2014	2014
Interest income
Interest and fees on loans	$139,174	$136,882	$134,618	$124,234	$115,872
Securities	358	389	428	471	540
Federal funds sold	116	91	68	8	40
Deposits in other banks	1,260	471	176	100	159
Total interest income	140,908	137,833	135,290	124,813	116,611
Interest expense
Deposits	5,628	5,263	4,606	4,246	4,030
Federal funds purchased	68	81	82	115	95
Repurchase agreements	4	4	5	4	4
Other borrowings	390	35	68	181	72
Subordinated notes	4,191	4,241	4,241	4,241	3,479
Trust preferred subordinated debentures	618	627	627	619	616
Total interest expense	10,899	10,251	9,629	9,406	8,296
Net interest income	130,009	127,582	125,661	115,407	108,315
Provision for credit losses	11,000	6,500	6,500	4,000	5,000
Net interest income after provision for credit losses	119,009	121,082	119,161	111,407	103,315
Non-interest income
Service charges on deposit accounts	2,094	1,976	1,817	1,764	1,696
Trust fee income	1,200	1,223	1,190	1,242	1,282
Bank owned life insurance (BOLI) income	484	520	517	521	509
Brokered loan fees	4,232	3,979	3,821	3,357	2,824
Swap fees	1,986	894	464	410	1,224
Other	2,271	2,634	2,587	3,239	2,821
Total non-interest income	12,267	11,226	10,396	10,533	10,356
Non-interest expense
Salaries and employee benefits	45,828	43,910	43,189	39,896	42,056
Net occupancy expense	5,691	5,746	5,279	5,073	4,768
Marketing	4,218	4,411	4,024	3,795	3,759
Legal and professional	4,048	3,725	4,874	7,181	5,402
Communications and technology	5,078	5,454	4,928	4,361	3,924
FDIC insurance assessment	3,790	2,875	2,775	2,544	2,725
Allowance and other carrying costs for OREO	9	24	5	11	45
Other	7,855	7,972	6,841	6,904	6,638
Total non-interest expense	76,517	74,117	71,915	69,765	69,317
Income before income taxes	54,759	58,191	57,642	52,175	44,354
Income tax expense	19,709	20,357	20,810	18,754	16,089
Net income	35,050	37,834	36,832	33,421	28,265
Preferred stock dividends	2,438	2,437	2,438	2,437	2,438
Net income available to common shareholders	$32,612	$35,397	$34,394	$30,984	$25,827

TEXAS CAPITAL BANCSHARES, INC.
QUARTERLY FINANCIAL SUMMARY - UNAUDITED
Consolidated Daily Average Balances, Average Yields and Rates Continuing Operations
(Dollars in thousands)
	1st Quarter 2015			4th Quarter 2014			3rd Quarter 2014			2nd Quarter 2014			1st Quarter 2014
	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate
Assets
Securities - Taxable	$37,145	$332	3.62%	$39,258	$355	3.59%	$41,716	$383	3.64%	$44,216	$410	3.72%	$47,027	$442	3.81%
Securities - Non-taxable(2)	2,785	40	5.82%	3,257	52	6.33%	4,697	69	5.83%	6,271	94	6.01%	10,554	151	5.80%
Federal funds sold and securities purchased under resale agreements	191,297	116	0.25%	139,761	91	0.26%	105,793	68	0.26%	14,997	8	0.21%	73,746	40	0.22%
Deposits in other banks	2,019,567	1,260	0.25%	742,240	471	0.25%	283,062	176	0.25%	183,061	100	0.22%	230,296	159	0.28%
Loans held for investment, mortgage finance loans	3,746,938	27,631	2.99%	3,471,737	26,773	3.06%	3,452,782	27,275	3.13%	2,822,560	23,231	3.30%	2,027,264	16,782	3.36%
Loans held for investment	10,502,172	111,543	4.31%	9,921,323	110,109	4.40%	9,423,259	107,343	4.52%	8,984,230	101,003	4.51%	8,717,969	99,090	4.61%
Less reserve for loan losses	101,042	—	—	96,139	—	—	91,427	—	—	90,105	—	—	87,686	—	—
Loans, net of reserve	14,148,068	139,174	3.99%	13,296,921	136,882	4.08%	12,784,614	134,618	4.18%	11,716,685	124,234	4.25%	10,657,547	115,872	4.41%
Total earning assets	16,398,862	140,922	3.49%	14,221,437	137,851	3.85%	13,219,882	135,314	4.06%	11,965,230	124,846	4.19%	11,019,170	116,664	4.29%
Cash and other assets	459,030			409,635			409,727			396,938			382,198
Total assets	$16,857,892			$14,631,072			$13,629,609			$12,362,168			$11,401,368

Liabilities and Stockholders’ Equity
Transaction deposits	$1,401,626	$444	0.13%	$1,150,530	$401	0.14%	$1,010,003	$287	0.11%	$895,827	$170	0.08%	$782,301	$80	0.04%
Savings deposits	5,891,344	4,420	0.30%	5,479,395	4,121	0.30%	4,991,779	3,519	0.28%	4,679,140	3,395	0.29%	4,591,493	3,304	0.29%
Time deposits	447,681	506	0.46%	406,040	413	0.40%	485,558	475	0.39%	401,024	390	0.39%	375,563	351	0.38%
Deposits in foreign branches	304,225	258	0.34%	369,471	328	0.35%	369,202	325	0.35%	350,043	291	0.33%	355,857	295	0.34%
Total interest bearing deposits	8,044,876	5,628	0.28%	7,405,436	5,263	0.28%	6,856,542	4,606	0.27%	6,326,034	4,246	0.27%	6,105,214	4,030	0.27%
Other borrowings	1,172,675	462	0.16%	251,449	120	0.19%	309,868	155	0.20%	666,405	300	0.18%	293,012	171	0.24%
Subordinated notes	286,000	4,191	5.94%	286,000	4,241	5.88%	286,000	4,241	5.88%	286,000	4,241	5.95%	227,667	3,479	6.20%
Trust preferred subordinated debentures	113,406	618	2.21%	113,406	627	2.19%	113,406	627	2.19%	113,406	619	2.19%	113,406	616	2.20%
Total interest bearing liabilities	9,616,957	10,899	0.46%	8,056,291	10,251	0.50%	7,565,816	9,629	0.50%	7,391,845	9,406	0.51%	6,739,299	8,296	0.50%
Demand deposits	5,592,124			5,047,876			4,669,772			3,629,941			3,381,501
Other liabilities	152,639			146,259			117,418			98,595			103,514
Stockholders’ equity	1,496,172			1,380,646			1,276,603			1,241,787			1,177,054
Total liabilities and stockholders’ equity	$16,857,892			$14,631,072			$13,629,609			$12,362,168			$11,401,368

Net interest income(2)		$130,023			$127,600			$125,685			$115,440			$108,368
Net interest margin			3.22%			3.56%			3.77%			3.87%			3.99%

(1)	The loan averages include loans on which the accrual of interest has been discontinued and are stated net of unearned income.

(2)	Taxable equivalent rates used where applicable.